Exhibit 99.1

VOTE BY INTERNET OR TELEPHONE QUICK « « « EASY « « « IMMEDIATE

MARINER ENERGY, INC.

■	You can now vote your shares electronically through the Internet or the telephone.
■	This eliminates the need to return the proxy card.
■	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.
■	Your electronic vote serves as acknowledgement of receipt of the accompanying Proxy Statement/Prospectus-Information Statement which describes the five proposals to be voted upon.
TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com
Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.
TO VOTE YOUR PROXY BY PHONE
1-866-894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.
TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE BELOW CARD IF VOTED ELECTRONICALLY.
▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY BY MAIL	Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4, and FOR the nominees listed in 5.

1.
To adopt the Agreement and Plan of Merger, dated as of September 9, 2005, among Forest Oil Corporation, SML Wellhead Corporation, Mariner Energy, Inc., and MEI Sub, Inc., subject to the approval of the amendment to the Second Amended and Restated Certificate of Incorporation of Mariner Energy, Inc., described in proposal 2 below.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.
To approve an amendment to the Second Amended and Restated Certificate of Incorporation of Mariner Energy, Inc. to increase the number of authorized shares from 70 million shares of common stock and 20 million shares of preferred stock, to 180 million shares of common stock and 20 million shares of preferred stock, subject to completion of the merger described in proposal 1 above.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve an amendment and restatement of the Mariner Energy, Inc. Stock Incentive Plan, subject to the completion of the merger described in proposal 1 above.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.
To grant to the proxyholders the authority to vote in their discretion with respect to the approval of any proposal to postpone or adjourn the annual meeting to a later date to solicit additional proxies in favor of the approval of any of the other proposals if there are not sufficient votes for approval of any of the other proposals at the annual meeting.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Election of directors	FOR	WITHHOLD
	01 Bernard Aronson (term will expire in 2009)	☐	☐
		FOR	WITHHOLD
	02 John F. Greene (term will expire in 2007)	☐	☐
		FOR	WITHHOLD
	03 John L. Schwager (term will expire in 2007)	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE.

COMPANY NUMBER:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Date	Signature (Joint Owner)	Date

NOTE: Please sign exactly as name(s) appear above. Joint owners should each sign. When signing in a representative capacity, please give full title. Your signature serves as acknowledgement of receipt of the accompanying Proxy Statement/Prospectus-Information Statement which describes the above five proposals.

Exhibit 99.1
▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY — MARINER ENERGY, INC.
One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     This Proxy is accompanied by a Proxy Statement/Prospectus-Information Statement describing the five proposals to be voted upon.
     The undersigned hereby appoints Scott D. Josey, Rick G. Lester and Teresa G. Bushman, or any of them, with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of Mariner Energy, Inc. held of record by the undersigned on                      at the annual meeting of stockholders to be held on                      or at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth on the reverse side.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE.
     The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the annual meeting of stockholders or any adjournment or postponement of it.
     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Change of Address and/or Comments

(Continued, and to be marked, signed and dated, on the reverse side)